Exhibit 32.1

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amtech Systems, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Whang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Michael Whang
Michael Whang
Chief Executive Officer
Date:	November 30, 2022